Exhibit 99.1

Coherus BioSciences Reports Corporate Highlights and First Quarter 2018 Financial

Results

REDWOOD CITY, Calif., May 10, 2018 — Coherus BioSciences, Inc. (Nasdaq: CHRS), today reviewed corporate highlights and reported financial results for the quarter ended March 31, 2018.

First Quarter 2018 Corporate Highlights Include:

Oncology therapeutic franchise:

•	CHS-1701 (pegfilgrastim (Neulasta®) biosimilar candidate)

•	Announced on March 26, 2018, that Judge Stark of the United States District Court for the District of Delaware adopted Magistrate Judge Burke’s Report and Recommendation to grant the motion of Coherus BioSciences, Inc. to dismiss with prejudice the patent infringement complaint alleging infringement of U.S. Patent No. 8,273,707 filed by Amgen Inc.

First Quarter 2018 Financial Results:

•	Research and development (R&D) expenses for the first quarter of 2018 were $25.5 million compared to $53.8 million for the same period in 2017. The decrease in R&D expenses in the first quarter over the same period in 2017 was mainly due to the completion of our clinical trials for the immunology biosimilar drug candidates, CHS-1420 (adalimumab (Humira®) biosimilar) and CHS-0214 (etanercept (Enbrel®) biosimilar), and the reprioritization of resources to advance CHS-1701.

•	General and administrative (G&A) expenses for the first quarter of 2018 were $16.6 million, compared to $18.8 million for the same period in 2017. The decrease in G&A expenses in 2018 was mainly attributable to a decrease in personnel and in certain legal and consulting services as a result of cost control steps taken since June 2017.

•	Net loss attributable to Coherus for the first quarter of 2018 was ($44.3) million, or ($0.74) per share, compared to a net loss of ($74.8) million, or ($1.54) per share, for the same period in 2017.

•	Cash and cash equivalents and investments in marketable securities – totaled $95.2 million as of March 31, 2018, compared to $126.9 million as of December 31, 2017.

Guidance for 2018:

CHS-1701 (pegfilgrastim (Neulasta®) biosimilar)

•	Anticipate acceptance of the biologics license application (BLA) on or before June 3, 2018 and a U.S. Food and Drug Administration (FDA) action date of November 3, 2018.

•	Anticipate European approval opinion on or before June 28, 2018.

•	Commercial partnering discussions are projected to continue for certain ex-U.S. territories.

•	Anticipate U.S. commercial launch directly following the potential FDA action date, dependent on regulatory review and approval timing.

CHS-3351 (ranibizumab (Lucentis®) biosimilar) and CHS-2020 (aflibercept (Eylea®) biosimilar)

•	Initiate clinical development of CHS-3351.

•	Continue preclinical development of CHS-2020.

CHS-1420 (adalimumab (Humira®) biosimilar)

•	Pursue manufacturing objectives in support of a BLA.

•	Continue to develop partnering options pursuant to a 2022 launch.

Cash flow

•	Anticipate cash use in operations of approximately $32 to $37 million for the second quarter of 2018.

Conference Call Information

When: Thursday, May 10, 2018 at 4:30 p.m. ET

Dial-in: (844) 452-6826 (toll free) or (765) 507-2587 (International)

Conference ID: 2767588

Webcast: http://investors.coherus.com

Please join the conference call at least 10 minutes early to register. The webcast will be archived on the Coherus website.

About Coherus BioSciences, Inc.

Coherus is a U.S. based integrated development and commercialization biologics company, focused on biosimilars. Biosimilars are intended for use in place of existing, branded biologics to treat a range of chronic and often life-threatening diseases, with the potential to reduce costs and expand patient access. Our team is composed of proven industry veterans with world-class expertise in process science, analytical characterization, protein production, sales & marketing and clinical-regulatory development. Coherus is advancing CHS-1701 (pegfilgrastim biosimilar) towards commercialization, and has completed Phase 3 clinical programs for two anti-TNF product candidates, CHS-1420 (adalimumab biosimilar) and CHS-0214 (etanercept biosimilar). Coherus is also developing an early stage pipeline of ophthalmology biosimilar product candidates. For additional information, please visit www.coherus.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Coherus’ expectations regarding acceptance of the BLA and the FDA’s action date; Coherus’ expectations regarding market approval in the U.S. and Europe; Coherus’ ability to enter into commercial collaborations in ex-U.S. territories; Coherus’ plan to initiate U.S. commercial launch for CHS-1701; Coherus’ plan to initiate the clinical development of CHS-3351; Coherus’ expectation to continue the preclinical development of CHS-2020; Coherus’ ability to pursue manufacturing objectives of CHS-1420 in support of a BLA; Coherus’ plan to continue to develop partnering options of CHS-1420; and Coherus’ ability to anticipate cash use for the second quarter of 2018. Such forward-looking statements involve substantial risks and uncertainties that could cause Coherus’ actual results, performance or achievements to differ significantly from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties inherent in the clinical drug development process; the risks and uncertainties of the regulatory approval process, including the timing of Coherus’ regulatory filings; the risk that Coherus is unable to complete commercial transactions and other matters that could affect the availability or commercial potential of Coherus’ biosimilar drug candidates; and the risks and uncertainties of possible patent litigation. All forward-looking statements contained in this press release speak only as of the date on which they were made. Coherus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Coherus’ business in general, see Coherus’ Quarterly Report on Form 10-Q for the three months ended March 31, 2018, filed with the Securities and Exchange Commission on May 10, 2018 and its future periodic reports to be filed with the Securities and Exchange Commission. Our results for the quarter ended March 31, 2018 are not necessarily indicative of our operating results for any future periods.

Enbrel® and Neulasta® are registered trademarks of Amgen Inc.

Humira® is a registered trademark of AbbVie Inc.

Lucentis® is a registered trademark of Genentech, Inc.

Eylea® is a registered trademark of Regeneron Pharmaceuticals, Inc.

Coherus BioSciences, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
	(unaudited)
Revenue:
Collaboration and license revenue	$—	$161
Operating expenses:
Research and development	25,455	53,775
General and administrative	16,577	18,803

Total operating expenses	42,032	72,578

Loss from operations	(42,032)	(72,417)
Interest expense	(2,408)	(2,376)
Other income (expense), net	138	(29)

Net loss	(44,302)	(74,822)
Net loss attributable to non-controlling interest	5	44

Net loss attributable to Coherus	$(44,297)	$(74,778)

Net loss per share attributable to Coherus, basic and diluted	$(0.74)	$(1.54)

Weighted-average number of shares used in computing net loss per share attributable to Coherus, basic and diluted	60,122,050	48,711,958

Coherus BioSciences, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Cash and cash equivalents	$82,021	$126,911
Investments in marketable securities - short-term	13,143	—
Other assets	33,298	35,700

Total assets	$128,462	$162,611

Liabilities and Stockholders’ Equity (Deficit)
Convertible notes	$76,474	$76,206
Convertible notes -related parties	25,492	25,402
Other liabilities	29,584	30,468
Total stockholders’ equity (deficit)	(3,088)	30,535

Total liabilities and stockholders’ equity (deficit)	$128,462	$162,611

CONTACT:

Patrick O’Brien

Senior Vice President, Investor Relations

Coherus BioSciences, Inc.

pobrien@coherus.com

+1 (650) 649-3527